UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2017

Danaher Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W Washington, D.C.	20037-1701 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 202-828-0850

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 30, 2017, DH Europe Finance S.A. (“Danaher International”) issued €250,000,000 aggregate principal amount of Floating Rate Senior Notes due 2022 (the “Floating Rate Notes”) and €600,000,000 aggregate principal amount of 1.200% Senior Notes due 2027 (the “2027 Notes,” and together with the Floating Rate Notes, the “Notes”), in an underwritten offering pursuant to a registration statement on Form S-3 (File No. 333-203948) filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2015, as amended by a Post-Effective Amendment No. 1 thereto, filed with the Commission on June 15, 2015, and a related prospectus filed with the Commission. The Notes are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Danaher Corporation (“Danaher”) (the “Guarantees” and, together with the Notes, the “Securities”). The Securities were sold pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) dated as of June 19, 2017 among Danaher International, Danaher, and BNP Paribas, Merrill Lynch International, Deutsche Bank AG, London Branch and the other underwriters party thereto. The Underwriting Agreement was separately filed with the SEC on June 21, 2017 as Exhibit 1.1 to Danaher’s Current Report on Form 8-K.

Danaher has applied to list both series of the Notes on The New York Stock Exchange (the “NYSE”). The listing application has been approved by the NYSE.

The Securities were issued under an indenture dated as of July 8, 2015 (the “Base Indenture”) among Danaher International, Danaher, as guarantor, and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”) and a second supplemental indenture dated as of June 30, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes will be subject to a Paying and Calculation Agency Agreement, dated June 30, 2017 (the “Paying and Calculation Agency Agreement”), among Danaher International, Danaher, the Trustee and The Bank of New York Mellon, London Branch, as paying and calculation Agent.

The Floating Rate Notes will mature on June 30, 2022 and the 2027 Notes will mature on June 30, 2027. Interest on the Floating Rate Notes will be paid quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2017. Interest on the 2027 Notes will be paid annually in arrears on June 30 of each year, commencing on June 30, 2018.

At any time and from time to time prior to March 30, 2027 (three months prior to the maturity date of the 2027 Notes), Danaher International will have the right, at its option, to redeem the 2027 Notes, in whole or in part, by paying a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, on or after March 30, 2027, Danaher International will have the right, at its option, to redeem the 2027 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2027 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a change of control triggering event occurs with respect to the Notes, each holder of Notes may require Danaher International to repurchase some or all of its Notes at a purchase price equal to 101% of the principal amount of the Notes being repurchased, plus accrued interest. A change of control triggering event means the occurrence of both a change of control and a rating event (as such terms are defined in the Supplemental Indenture).

The Notes are unsecured and rank equally in right of payment with all of Danaher International’s other unsecured and unsubordinated indebtedness. The Guarantees are unsecured obligations of Danaher and rank equally in right of payment with all of Danaher’s other unsecured and unsubordinated indebtedness.

Upon the occurrence of an event of default with respect to the Notes, which includes payment defaults, defaults in the performance of certain covenants, and bankruptcy and insolvency related defaults, Danaher International’s obligations under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

Danaher and its affiliates maintain various commercial and service relationships with the Trustee and its affiliates in the ordinary course of business. Affiliates of the Trustee may in the future engage in lending or hedging transactions with Danaher and its affiliates. In addition, certain of the underwriters party to the Underwriting Agreement and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Danaher or Danaher International for which they received or will receive customary fees and expenses. Certain of the underwriters or their respective affiliates have been or are lenders under one or more of Danaher’s credit facilities.

The above description of the Base Indenture and the Supplemental Indenture is qualified in its entirety by reference to the Base Indenture and the Supplemental Indenture. The Base Indenture is filed as Exhibit 4.1 and the Supplemental Indenture is filed as Exhibit 4.2 hereto. The Paying and Calculation Agency Agreement is filed as Exhibit 4.3 hereto. Each of the foregoing documents is incorporated herein by reference.

In connection with the offering of the Notes, Danaher is filing as Exhibits 5.1 and 5.2 hereto opinions of counsel addressing the validity of the Notes and the Guarantees and certain related matters. Such opinions are incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Base Indenture, dated as of July 8, 2015, among Danaher International, as issuer, Danaher, as guarantor, and the Trustee, as trustee (incorporated by reference to Exhibit 4.1 to Danaher’s Current Report on Form 8-K, filed with the Commission on July 8, 2015).

4.2	Second Supplemental Indenture, dated as of June 30, 2017, among Danaher International, as issuer, Danaher, as guarantor, and the Trustee, as trustee.

4.3	Paying and Calculation Agency Agreement, dated as of June 30, 2017, among Danaher International, Danaher, the Trustee and The Bank of New York Mellon, London Branch, as paying and calculation agent.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

5.2	Opinion of Luther S.A.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

23.2	Consent of Luther S.A. (contained in Exhibit 5.2 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

Date: June 30, 2017	By:	/s/ Daniel L. Comas
Name: Daniel L. Comas
Title: Executive Vice President and Chief Financial Officer